AT&T Inc.
Consolidated Statements of Income - As Adjusted
For the Quarters and Nine Months Ended September 30, 2010
Dollars in millions except per share amounts
Unaudited

	For the Quarter Ended			For the Nine
	Mar 31,	Jun 30,	Sep 30,	Months Ended
Operating Revenues
Wireless service	$12,850	$13,186	$13,675	$39,711
Voice	7,479	7,219	6,973	21,671
Data	6,631	6,848	6,928	20,407
Directory	1,041	1,007	961	3,009
Other	2,529	2,548	3,044	8,121
Total Operating Revenues	30,530	30,808	31,581	92,919

Operating Expenses
Cost of services and sales (exclusive of depreciation and amortization shown separately below)	12,369	12,420	13,577	38,366
Selling, general and administrative	7,410	7,486	7,700	22,596
Depreciation and amortization	4,780	4,819	4,873	14,472
Total Operating Expenses	24,559	24,725	26,150	75,434
Operating Income	5,971	6,083	5,431	17,485
Interest Expense	765	754	729	2,248
Equity in Net Income of Affiliates	217	195	217	629
Other Income (Expense) - Net	(22)	723	124	825
Income from Continuing Operations Before Income Taxes	5,401	6,247	5,043	16,691
Income Tax (Benefit) Expense	2,863	2,160	(6,573)	(1,550)
Net Income from Continuing Operations	2,538	4,087	11,616	18,241
Income (Loss) from Discontinued Operations, net of tax	2	(5)	780	777
Net Income	2,540	4,082	12,396	19,018
Less: Net Income Attributable to Noncontrolling Interest	(87)	(79)	(77)	(243)
Net Income Attributable to AT&T	$2,453	$4,003	$12,319	$18,775

Basic Earnings Per Share Attributable to AT&T	$0.42	$0.68	$2.08	$3.18

Diluted Earnings Per Share Attributable to AT&T	$0.41	$0.67	$2.07	$3.16

AT&T Inc.
Consolidated Statements of Income - As Adjusted
For the Quarters and Year Ended 2009
Dollars in millions except per share amounts
Unaudited

	For the Quarter Ended				For the Year
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Ended
Operating Revenues
Wireless service	$11,646	$11,960	$12,372	$12,585	$48,563
Voice	8,503	8,255	7,943	7,623	32,324
Data	6,282	6,323	6,448	6,508	25,561
Directory	1,249	1,211	1,162	1,102	4,724
Other	2,777	2,865	2,809	2,890	11,341
Total Operating Revenues	30,457	30,614	30,734	30,708	122,513

Operating Expenses
Cost of services and sales (exclusive of depreciation and amortization shown separately below)	12,177	12,536	12,885	12,973	50,571
Selling, general and administrative	7,760	7,784	7,678	8,205	31,427
Depreciation and amortization	4,836	4,853	4,860	4,966	19,515
Total Operating Expenses	24,773	25,173	25,423	26,144	101,513
Operating Income	5,684	5,441	5,311	4,564	21,000
Interest Expense	846	876	851	795	3,368
Equity in Net Income of Affiliates	137	231	181	185	734
Other Income (Expense) - Net	(15)	31	29	107	152
Income from Continuing Operations Before Income Taxes	4,960	4,827	4,670	4,061	18,518
Income Tax Expense	1,790	1,590	1,440	1,271	6,091
Net Income from Continuing Operations	3,170	3,237	3,230	2,790	12,427
Income (Loss) from Discontinued Operations, net of tax	(3)	2	7	14	20
Net Income	3,167	3,239	3,237	2,804	12,447
Less: Net Income Attributable to Noncontrolling Interest	(76)	(77)	(82)	(74)	(309)
Net Income Attributable to AT&T	$3,091	$3,162	$3,155	$2,730	$12,138

Basic Earnings Per Share Attributable to AT&T	$0.52	$0.54	$0.53	$0.46	$2.06

Diluted Earnings Per Share Attributable to AT&T	$0.52	$0.53	$0.53	$0.46	$2.05

AT&T Inc.
Consolidated Statements of Income - As Adjusted
For the Quarters and Year Ended 2008
Dollars in millions except per share amounts
Unaudited

	For the Quarter Ended				For the Year
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Ended
Operating Revenues
Wireless service	$10,605	$10,894	$11,227	$11,523	$44,249
Voice	9,690	9,519	9,317	8,796	37,322
Data	5,983	6,066	6,148	6,219	24,416
Directory	1,398	1,383	1,333	1,302	5,416
Other	2,927	2,851	3,177	3,085	12,040
Total Operating Revenues	30,603	30,713	31,202	30,925	123,443

Operating Expenses
Cost of services and sales (exclusive of depreciation and amortization shown separately below)	12,170	12,073	13,210	19,235	56,688
Selling, general and administrative	7,496	7,063	7,345	26,868	48,772
Depreciation and amortization	4,850	4,906	4,925	4,992	19,673
Total Operating Expenses	24,516	24,042	25,480	51,095	125,133
Operating Income (Loss)	6,087	6,671	5,722	(20,170)	(1,690)
Interest Expense	858	849	853	809	3,369
Equity in Net Income of Affiliates	243	212	257	107	819
Other Income (Expense) - Net	91	27	(24)	(426)	(332)
Income (Loss) from Continuing Operations Before Income Taxes	5,563	6,061	5,102	(21,298)	(4,572)
Income Tax (Benefit) Expense	1,972	2,149	1,746	(8,077)	(2,210)
Net Income (Loss) from Continuing Operations	3,591	3,912	3,356	(13,221)	(2,362)
Income (Loss) from Discontinued Operations, net of tax	(9)	(6)	(2)	15	(2)
Net Income (Loss)	3,582	3,906	3,354	(13,206)	(2,364)
Less: Net Income Attributable to Noncontrolling Interest	(58)	(71)	(59)	(73)	(261)
Net Income (Loss) Attributable to AT&T	$3,524	$3,835	$3,295	$(13,279)	$(2,625)

Basic Earnings Per Share Attributable to AT&T	$0.59	$0.65	$0.56	$(2.25)	$(0.44)

Diluted Earnings Per Share Attributable to AT&T	$0.58	$0.64	$0.56	$(2.25)	$(0.44)